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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 26, 1997 included in GulfMark International, Inc.'s Form 10-K for the year ended December 31, 1996, into this Form 8-K of EVI, Inc. (formerly known as Energy Ventures, Inc.) and into EVI Inc.'s previously filed Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-77960, 33-64349, 333-03407, 333-12367 and 333-
13531.


ARTHUR ANDERSEN LLP

Houston, Texas
May 12, 1997